SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2014

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company's 2014 Annual Meeting of Stockholders was held on June 5, 2014 in New York, New York. The following proposals were voted on by the Company's stockholders with the following results:

1.    The stockholders of the Company elected all of the Company's nominees for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The votes were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Timothy M. Armstrong	41,928,151	246,739	—	2,606,521
Howard W. Barker, Jr.	41,713,487	461,403	—	2,606,521
Jeffery H. Boyd	41,745,295	429,595	—	2,606,521
Jan L. Docter	41,914,416	260,474	—	2,606,521
Jeffrey E. Epstein	41,760,647	414,243	—	2,606,521
James M. Guyette	41,588,395	586,495	—	2,606,521
Darren R. Huston	41,852,429	322,461	—	2,606,521
Nancy B. Peretsman	41,841,891	332,999	—	2,606,521
Thomas E. Rothman	41,883,601	291,289	—	2,606,521
Craig W. Rydin	41,905,884	269,006	—	2,606,521

2.    A proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 was approved as follows:

Votes For:	44,417,543
Votes Against:	238,968
Abstentions:	124,900
Broker Non-Votes:	—

3.    A proposal to approve on an advisory basis the compensation paid by the Company to its named executive officers was approved as follows:

Votes For:	40,812,897
Votes Against:	909,469
Abstentions:	452,524
Broker Non-Votes:	2,606,521

4.    A non-binding stockholder proposal concerning stockholder action by written consent was not approved as follows:

Votes For:	16,811,553
Votes Against:	25,153,363
Abstentions:	209,974
Broker Non-Votes:	2,606,521

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  June 6, 2014